Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--15 (California, Florida, New Jersey and Texas Trusts):

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-48969 of our opinion dated November 11, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 3, 1997